INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-5570-LA and No. 333-43899 on Form S-3 and Form S-8, respectively, and in Amendment No. 3 to Registration Statement No. 333-50385 on Form S-3 of our reports dated April 8, 2000 appearing in the Annual Report on Form 10-K of Bristol Retail Solutions, Inc. and subsidiaries for the year ended December 31, 1999.





/s/ Deloitte & Touche LLP
----------------------------------------------
Costa Mesa, California
April 14, 2000